EXHIBIT 10.1

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), is dated as of June 27, 2021, by and among QAD Inc., a Delaware corporation (the “Company”), Project Quick Parent, LLC, a Delaware limited liability company (“Parent”), Pamela M. Lopker (“Lopker”), The Lopker Living Trust dated November 18, 2013 (the “Lopker Trust”), and the Estate of Karl F. Lopker (the “Lopker Estate” and collectively with Lopker and the Lopker Trust, the “Stockholder”).

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent, and Project Quick Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “Merger”);

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement;

WHEREAS, as of the date hereof, the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of Class A Common Stock and Class B Common Stock as is set forth next to the Stockholder’s name on Annex A (such shares, together with all other shares of Class A Common Stock and Class B Common Stock acquired, beneficially or of record, by the Stockholder after the date hereof and prior to the termination of this Agreement, the “Shares”);

WHEREAS, as a condition and inducement to the willingness of the Company and Parent to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, Parent, the Company and the Stockholder are entering into this Agreement; and

WHEREAS, the Stockholder acknowledges that each of the Company and Parent is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholder set forth in this Agreement and would not enter into the Merger Agreement if the Stockholder did not enter into this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

Article I

Voting Agreement

Section 1.01 Voting Agreement.

(a)       During the term of this Agreement, the Stockholder hereby agrees, at every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company:

(i)       to appear at such meeting or otherwise cause all of the Stockholder’s Shares to be present thereat for purposes of establishing a quorum; and

(ii)       to vote or, as applicable, cause or direct to be voted all of the Stockholder’s Shares (i) subject to clause (b) of this Section 1.01, in favor of the adoption and approval of the Merger Agreement and the other transactions contemplated thereby, (ii) against any Company Acquisition Proposal and any action, agreement or transaction that would reasonably be expected to materially impede, interfere with, delay or postpone the consummation of the Merger, and (iii) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of the Company.

(b)       Notwithstanding anything in clause (a) above, in the event the Company Board or any committee thereof (including the Special Committee) (i) withdraws (or modifies, amends or qualifies in a manner adverse to Parent), or proposes publicly to withdraw (or modify, amend or qualify in a manner adverse to Parent), the Company Board Recommendation or (ii) fails to include the Company Board Recommendation in the Proxy Statement, in each instance, in compliance with the Merger Agreement, the obligation of the Stockholder to vote the Stockholder’s Shares in the manner set forth in clause (a)(ii) above shall be modified such that the Stockholder shall only be required to so vote such number of Shares as is equal to the number of Shares (rounded up to the nearest whole Share) that would represent, as at the time of such vote, 35% of the total voting power of the outstanding shares of Company Common Stock.

(c)       Any vote required to be cast or consent required to be executed pursuant to this Section 1.01 shall be cast (or consent shall be given) by the Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining whether a quorum is present. Except as set forth in this Section 1.01, the Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company.

Article II

Representations and Warranties of THE Stockholder

The Stockholder represents and warrants to Parent and the Company that:

Section 2.01 Authorization.

The Stockholder has all requisite right, capacity, power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated by this Agreement and the compliance by the Stockholder with the provisions of this Agreement have

2

been duly authorized by all necessary action on the part of the Stockholder. This Agreement has been duly executed and delivered by the Stockholder and, assuming its due execution and delivery by Parent and the Company, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity).

Section 2.02 No Conflicts.

(a)       No authorization, consent or approval of any other Person is necessary for the execution, delivery and performance of this Agreement by the Stockholder.

(b)       None of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (i) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, agreement or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s Shares is bound or (ii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to impair the Stockholder’s ability to perform its obligations under this Agreement. There is no legal or administrative proceeding, claim, suit or action pending against the Stockholder or, to the knowledge of the Stockholder, threatened against the Stockholder that impairs or would reasonably be expected to impair the Stockholder’s ability to timely perform its obligations under this Agreement.

Section 2.03 Ownership of Shares.

The Stockholder has (except as set forth in Section 1.01 of this Agreement) sole voting power and sole dispositive power with respect to the Stockholder’s Shares. None of the Stockholder’s Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

Section 2.04 Total Shares.

Except for the Stockholder’s Shares set forth on Annex A, as of the date hereof, the Stockholder does not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

3

Article III

Representations and Warranties of THE COMPANY and PArent

The Company represents and warrants to Parent and the Stockholder that:

Section 3.01 Authority; Execution and Delivery; Enforceability.

The Company has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement and the compliance by the Company with the provisions of this Agreement have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming its due execution and delivery by Parent and the Stockholder, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity).

Section 3.02 No Conflicts.

(a)       No authorization, consent or approval of any other Person is necessary for the execution, delivery and performance of this Agreement by the Company.

(b)       None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof shall (i) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, agreement or other instrument or obligation to which the Company is a party or by which the Company is bound or (ii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to impair the Company’s ability to perform its obligations under this Agreement.

Parent represents and warrants to the Company and the Stockholder that:

Section 3.03 Authority; Execution and Delivery; Enforceability.

Parent has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated by this Agreement and the compliance by Parent with the provisions of this Agreement have been duly authorized by all necessary action on the part of Parent. This Agreement has been duly executed and delivered by Parent and, assuming its due execution and delivery by the Company and the Stockholder, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other

4

Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity).

Section 3.04 No Conflicts.

(a)       No authorization, consent or approval of any other Person is necessary for the execution, delivery and performance of this Agreement by Parent.

(b)       None of the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with any of the provisions hereof shall (i) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, agreement or other instrument or obligation to which Parent is a party or by which Parent is bound or (ii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to impair Parent’s ability to perform its obligations under this Agreement.

Article IV

Covenants of the Stockholder

During the term of this Agreement, the Stockholder hereby covenants and agrees that:

Section 4.01 No Proxies for or Encumbrances on Shares.

(a)       Except as permitted by the terms of this Agreement, the Stockholder shall not, directly or indirectly, without the prior written consent of both Parent and the Company (upon the approval of the Special Committee), (i) grant any proxies, powers of attorney, or other such authorization, or enter into any voting trust or other agreement or arrangement with respect to the voting of any of the Stockholder’s Shares, (ii) offer for sale, sell (constructively or otherwise), pledge, transfer, assign, gift, tender in any tender or exchange offer, pledge, grant, encumber, hypothecate or similarly dispose of (by testamentary disposition, operation of Law or otherwise) (collectively, “Transfer”), or enter into any contract, option or other arrangement with respect to the Transfer of, any such Shares, or any interest therein, including, without limitation, any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction) or combination of any such transactions, in each case, involving any such Shares, (iii) knowingly take any action that would have the effect of preventing or delaying the Stockholder from performing any of its obligations under this Agreement, or (iv) agree or commit (whether or not in writing) to take any of the actions referred to in the foregoing sections (i) through (iii).

(b)       The Stockholder may effect a Transfer of any of the Stockholder’s Shares to a Permitted Transferee of the Stockholder; provided, that the Stockholder, prior to and as a condition to the effectiveness of such Transfer, causes each such Permitted Transferee to execute a counterpart signature page to this Agreement and deliver the same to Parent and the Company, pursuant to which such Permitted Transferee agrees to be a “Stockholder” pursuant to, and to be bound by, this Agreement with respect to such Shares that are the subject of such Transfer

5

(such Transfer, a “Permitted Transfer”). “Permitted Transferee” means, with respect to the Stockholder, (i) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild of the Stockholder, (ii) any trust, the trustees of which include only the persons named in clauses (i) and/or (ii) and the beneficiaries of which include only the persons named in clauses (i) and/or (ii), (iii) any corporation, limited liability company or partnership the stockholders, members or general or limited partners of which include only the Persons named in clauses (i) and/or (ii), (iv) if the Stockholder is a trust, the beneficiary or beneficiaries authorized or entitled to receive distributions from such trust, or (v) to any Person by will, for estate or tax planning purposes, for charitable purposes or as charitable gifts or donations. Transfers of Shares to Permitted Transferees made pursuant to this Section 4.01(b) shall not be a breach of this Agreement.

(c)       Any Transfer of Shares not effected in accordance with the terms and conditions of this Section 4.01 shall be null and void ab initio.

Section 4.02 Waiver of Appraisal Rights.

The Stockholder hereby waives, to the full extent of the law, and agrees not to assert any appraisal rights pursuant to Section 262 of the DGCL or otherwise in connection with the Merger with respect to the Stockholder’s Shares.

Section 4.03 Proxy Statement and Other Filings.

The Stockholder hereby agrees to permit the Company to publish and disclose in the Proxy Statement or any other disclosure document required in connection with the Merger Agreement or the Transactions contemplated thereby (including, without limitation, Schedule 13e-3) the Stockholder’s identity and beneficial ownership of the Shares and the nature of the Stockholder’s commitments under this Agreement to the extent required by applicable Law, provided that (i) the any such disclosure in the Proxy Statement or any other filing to or submission with the SEC (including, without limitation, Form 8-K and Schedule 13E-3) shall, in each instance, be subject to the Stockholder’s prior review, comment and written approval, and (ii) the Company shall not publish or disclose Schedule 13e-3 in the Proxy Statement, any filing to or submission with the SEC or otherwise prior to the Stockholder approving the form thereof and executing the same, and provided, further, that in the case of each of clauses (i) and (ii), such approval shall not be unreasonably withheld, conditioned or delayed.

Section 4.04 Acquisition of Additional Shares.

During the term of this Agreement, the Stockholder shall notify Parent and the Company promptly in writing of the direct or indirect acquisition of record or beneficial ownership of additional shares of Class A Common Stock or Class B Common Stock by the Stockholder after the date hereof (including pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Company Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction), all of

6

which shall be considered Shares and be subject to the terms of this Agreement as though owned by such acquiring Stockholder on the date hereof.

Article V

Miscellaneous

Section 5.01 Amendments and Waivers; Termination.

(a)       Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by Parent, the Company and the Stockholder. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver and, in the case of the Company, the Special Committee. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law or in equity.

(b)       This Agreement, and all rights and obligations of the parties contained herein, shall automatically terminate without any further action required by any Person upon the earliest to occur of (i) the mutual agreement of the parties hereto to terminate this Agreement, (ii) the Effective Time, and (iii) the termination of the Merger Agreement in accordance with its terms. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement.

Section 5.02 Public Statements.

The initial press release with respect to the execution of the Merger Agreement shall be reasonably agreed upon by Parent, the Company and the Stockholder. Notwithstanding anything to the contrary herein, (a) a party hereto or its Representatives may issue a public announcement or other public disclosures required by Law or the rules of any stock exchange upon which the Company’s capital stock is traded; provided that such party uses reasonable best efforts to afford the other party hereto an opportunity to first review the content of the proposed disclosure and provide reasonable comments regarding same, (b) a party hereto or its Representatives may issue any public announcement or make other public disclosure that is consistent with prior public announcements issued or public disclosures without the prior written consent of the other party, (c) Parent and its Affiliates may issue disclosures or communications to existing or prospective general or limited partners, equity holders, members, managers and investors of such Person or any Affiliates of such Person, in each case who are subject to customary confidentiality restrictions, and (d) Parent and/or the Company may issue a public announcement or other public disclosures regarding this Agreement, the Merger Agreement or the Transactions, provided they consult with Stockholder and consider the Stockholder’s comments on such announcements and public disclosures in good faith, except no such consultation shall be required in the case of any announcement or public disclosure relating to a Company Acquisition Proposal.

7

Section 5.03 Successors and Assigns; No Third Party Beneficiaries.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives, beneficiaries, executors and permitted assigns; provided that, other than as permitted by Section 4.01(b), no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

Section 5.04 Governing Law; Submission to Jurisdiction; Waivers.

This Agreement, and any dispute, claim, legal action, suit, proceeding or controversy arising out of or in any way relating hereto or any of the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that state without regard to the conflict of laws rules thereof.

Section 5.05 Submission to Jurisdiction; Service.

Each party to this agreement irrevocably (a) consents to submit to the exclusive jurisdiction of the Delaware Court of Chancery (the “Court of Chancery”) and any state appellate court therefrom located in the state of Delaware (or, only if the Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court sitting in the State of Delaware) in any action relating to this Agreement or the transactions contemplated hereby, (b) waives any objection to the laying of venue of any such action brought in such Court, (c) waives and agrees not to plead or claim in any such Court that any such action brought in any such Court has been brought in an inconvenient forum and (d) agrees that service of process or of any other papers upon such party in the manner specified for notices under Section 5.08 of this Agreement or any other manner permitted by applicable Law shall be deemed good, proper and effective service upon such party.

Section 5.06 WAIVER OF JURY TRIAL.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER

8

VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.06.

Section 5.07 Specific Performance.

The parties to this Agreement agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery (or, only if the Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court sitting in the State of Delaware), this being in addition to any other remedy at law or in equity, and the parties to this Agreement hereby waive any requirement for the posting of any bond or similar collateral in connection therewith. Each party hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) the other party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 5.08 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in accordance with Section 9.3 of the Merger Agreement. If to the Stockholder, to the address for notice set forth on Schedule A hereto, with a copy (which will not constitute notice) to:

Paul Hastings LLP
1999 Avenue of the Stars, 27th Floor
Los Angeles, CA 90067
Email: davidhernand@paulhastings.com

            seanmonroe@paulhastings.com

Attention: David M. Hernand
                 Sean A. Monroe

Section 5.09 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 5.10 Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

Section 5.11 Severability.

Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

9

Section 5.12 Capacity.

The Stockholder is signing this Agreement solely in its capacity as a stockholder of the Company and not in any other capacity, and this Agreement shall not limit or otherwise affect any actions taken, or required or permitted to be taken, by any Stockholder or any Affiliate or Representative of any Stockholder or any of its Affiliates in any other capacity, including, if applicable, as an officer or director of the Company or any of the Company’s Subsidiaries, and any actions taken (whatsoever), or failure to take any actions (whatsoever), by any of the foregoing Persons in such capacity as a director or officer of the Company or any of the Company’s Subsidiaries shall not be deemed to constitute a breach of this Agreement.

Section 5.13 Entire Agreement.

This Agreement (together with the Merger Agreement, the Contribution and Exchange Agreement and the other applicable Transaction documents in connection therewith) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof.

Section 5.14 No Ownership Interest.

Nothing contained in this Agreement shall be deemed to vest the Company or Parent any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares of the Stockholder shall remain vested in and belong to the Stockholder, and neither the Company nor Parent shall have any authority to direct the Stockholder in the voting or disposition of any of the Shares, except as otherwise provided herein. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of applicable Law.

Section 5.15 Special Committee Approval.

Notwithstanding anything to the contrary herein, no amendment or waiver of any provision of this Agreement and no action shall be taken by or on behalf of the Company under or with respect to this Agreement without first obtaining the approval of the Special Committee.

Section 5.16 Non-Survival of Representations and Warranties. The respective representations and warranties of the Stockholder and the Company contained herein shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement. This Section 5.16 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement

[Signature page follows]

10

IN WITNESS WHEREOF, the parties hereto have caused this Support Agreement to be duly executed as of the day and year first above written.

QAD, INC.

By:	/s/ Anton Chilton
Name: Anton Chilton
Title: Chief Executive Officer

PROJECT QUICK PARENT, LLC

By:	/s/ S. Scott Crabill
Name: S. Scott Crabill
Title: President and Assistant Treasurer

Signature Page to Support Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Support Agreement to be duly executed as of the day and year first above written.

By:	/s/ Pamela M. Lopker
Name:	Pamela M. Lopker

THE LOPKER LIVING TRUST DATED NOVEMBER 18, 2013

By:	/s/ Pamela M. Lopker
Name:	Pamela M. Lopker
Its:	Trustee

ESTATE OF KARL F. LOPKER

By:	/s/ Pamela M. Lopker
Name:	Pamela M. Lopker
Its:	Personal Representative

Signature Page to Support Agreement

Annex A

Stockholder Name/ Notice Address:	Name of Person/ Entity Through Whom Beneficial Ownership of Stockholder’s Shares is Held	Amount and Class of Stockholder’s Shares[1]	Total Shares
Pamela Lopker 9516 SE 15th Street, Bellevue, WA 98004	1. Estate of Karl F. Lopker	634,982 of Class A Common Stock	Total Shares of Class A Common Stock: 5,077,289
	2. Pamela M. Lopker[2]	320,362 of Class A Common Stock
	3. The Lopker Living Trust dated November 18, 2013	4,121,945 of Class A Common Stock
	4. Estate of Karl F. Lopker	108,868 of Class B Common Stock	Total Shares of Class B Common Stock: 2,541,700
	5. Pamela M. Lopker	75,297 of Class B Common Stock
	6. The Lopker Living Trust dated November 18, 2013	2,357,535 of Class B Common Stock

[1]	The total amount of Shares provided herein are as of January 25, 2021.
[2]	The Share amounts beneficially owned by Pamela Lopker through the Pamela Lopker IRA account are included herein in her individual capacity.